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                           SECOND AMENDED AND RESTATED

                               OPERATING AGREEMENT

                                       of

                    PERSONALIZED MEDIA COMMUNICATIONS L.L.C.

         This Second Amended and Restated Operating Agreement of PERSONALIZED MEDIA COMMUNICATIONS L.L.C. (the "Company"), a limited liability company organized pursuant to the Delaware Limited Liability Company Act, is made as of this thirteenth day of January, 2000 for the purpose of amending and restating the Amended and Restated Operating Agreement of the Company, dated as of September 3, 1996 (the "First Amended Agreement").

                                   ARTICLE I.
                                   DEFINITIONS

1.0.1    Definitions are found in Exhibit A.

                                   ARTICLE II.
                                  ORGANIZATION

         2.0.1 Amendment and Restatement of the First Amended Agreement - The undersigned, representing a Majority of the Members, hereby amends and restates the First Amended Agreement and enters into this Agreement.

         2.0.2 Name - The name of the Company is PERSONALIZED MEDIA COMMUNICATIONS L.L.C., and all business of the Company may be conducted under that name or under any other name, but in any case, only to the extent permitted by applicable law.

         2.0.3 Term - The Company shall be dissolved and its affairs wound up in accordance with the Act and the Operating Agreement upon the earlier to occur of December 31, 2035 (unless the term shall be extended by amendment to this Operating Agreement and the Certificate in accordance with the procedures for amendment thereof set forth herein), or the occurrence of an event requiring the Company to be dissolved and its affairs wound up under the Act or the terms of this Operating Agreement.

         2.0.4 Registered Agent and Office - The registered agent for the service of process and the registered office shall be that Person and location reflected in the Certificate as filed in the office of the Secretary of State of Delaware. The Managing Member(s) may, from time to time, change the registered agent or office through appropriate filings with the Secretary of State of Delaware. In the event the registered agent ceases to act as such for any reason or the registered office shall change, the Managing Member(s) shall promptly designate a replacement registered agent or file a notice of change of address as the case may be. If the Managing Member(s) shall fail to designate a replacement registered agent or change of address of the registered office, any

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Member may designate a replacement registered agent or file a notice of change of address.

         2.0.5 Principal Office - The Principal Office of the Company shall be located at 110 East 42nd Street, Suite 1704, New York, New York 10017.

                                  ARTICLE III.
                               NATURE OF BUSINESS

         3.0.1 The Company is formed solely for the purpose of developing, licensing and commercialization of certain broadcasting, computing and information metering technology, and undertaking ancillary activities related thereto, including, without limitation, venture capital and similar transactions. The Company shall have the authority to do all things necessary or convenient to accomplish its purposes and operate its business as described in this Article III. The Company exists only for the purpose specified in this
Article III, and may not conduct any other business without the consent of a Managing Member, a Majority of the Members and a Majority of the Class B Members. The authority granted to the Members hereunder to bind the Company shall be limited to actions necessary or convenient to this business.

                                  ARTICLE IV.
                             ACCOUNTING AND RECORDS

         4.0.1 Records to be Maintained - The Company shall maintain the following records at the Principal Office:

               (a) A current and a past list, setting forth the full name and last known mailing address of each Member and Managing
                   Member;

               (b) A copy of the Certificate of Formation and all Certificates of Amendment thereto, together with executed copies of any powers of attorney pursuant to which any Certificates have been executed;

               (c) Copies of the Company's Federal, state and local income tax returns and reports for all years;

               (d) Copies of any effective written Operating Agreements, and all amendments thereto, and copies of any written Operating Agreements no longer in effect;

               (e) Copies of any financial statements of the Company;

               (f) Unless contained in a written Operating Agreement, a writing setting out the amount of cash and a statement of agreed value of other property or services contributed by each Member and the times at which or events upon the happening of which any additional contributions are to be made.

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         4.0.2 Accounts - The Managing Member(s) shall maintain a record of the
Capital Account of each Member in accordance with Article VIII.

                                   ARTICLE V.
                         NAMES AND ADDRESSES OF MEMBERS

         The names, addresses and Units of the Members are as reflected on Exhibit B attached hereto and by this reference made a part hereof as if set forth fully herein.

                                  ARTICLE VI.
                          RIGHTS AND DUTIES OF MEMBERS

         6.0.1 Management Rights - All Class A Members (other than Assignees) who have not Dissociated shall be entitled to vote on any matter submitted to a vote of the Class A Members and any matter submitted to a vote of all of the Members. Class B Members shall be entitled to vote only on those matters expressly specified in this Agreement. The Members hereby agree that only those Members and agents of the Company who have been expressly authorized to act on behalf of the Company may do so. Subject to Section 7.0.9, such Members and authorized agents of the Company shall have the authority to bind the Company. No Member other than an authorized Member or agent shall take any action as a Member to bind the Company. A Member shall be obligated to indemnify the Company for any costs or damages incurred by the Company as a result of the unauthorized action of such Member. Any difference arising as to any matter within the authority of a Member (other than matters set forth in Section 7.0.9) shall be decided by a Majority of the Class A Members. No act of a Member in contravention of such determination shall bind the Company to Persons having knowledge of such determination.

         6.0.2 Members' Standard of Care - A Member's duty of care in the discharge of the Member's duties to the Company and the other Members is limited to refraining from engaging in grossly negligent or reckless conduct, intentional misconduct, or a knowing violation of law. In discharging its duties, a Member shall be fully protected in relying in good faith upon the records required to be maintained under Article IV and upon such information, opinions, reports or statements by any of the other Members, or agents, or by any other person, as to matters the Member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Company or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

         6.0.3 Requisite Action - Except as specifically provided otherwise herein, whenever the Members are entitled to vote on any matter under the Act or Operating Agreement, such matter shall be considered approved or consented to upon the receipt of the affirmative approval or consent, either in writing or at a meeting, of Members having Units in excess of sixty percent (60%) of the Units of all the Members entitled to vote on a particular matter (a "Majority"). Assignees and Dissociating Members shall not be considered Members entitled to vote for the purpose of determining a Majority. In the case of a Member who has Disposed of that Member's entire Membership Interest to an Assignee (other than by reason of his death), the Units of such Assignee shall not be considered in determining a Majority and such Member shall not have the right to vote or

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consent with respect to such Units; but such Assignor shall be permitted to vote those Units not assigned. The Units of a deceased Member shall be voted by the deceased Member's personal representative for so long as the Units comprise an asset of his estate.

         6.0.4 Meetings:

               (a) Meetings of the Members, or any Class of Members, may be
                   called upon the written request of the Managing Member(s). The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Members, or all Members forming part of the relevant Class in the case of a meeting of a Class of Members, not less than three (3) days nor more than thirty (30) days prior to the date of such meeting. Members may vote in person or by proxy at such meeting.

               (b) Such notice may be communicated in person (either in writing or orally), by telephone, fax, or other form of wire or wireless communication, or by mail, and shall be effective at the earlier of the time of its receipt or, if mailed, five
                   (5) days after its mailing. Notice of any meeting of the Members, or any Class of Members, may be waived if the waiver is signed by the Member entitled to notice and is filed with the Company's minutes or records. A Member's attendance at or participation in a meeting waives notice of the meeting, unless the Member objects to holding the meeting or transacting business at the meeting and does not vote or assent to any action taken at the meeting.

               (c) A Member may authorize any Person or Persons to act for him by proxy on all matters in which a Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Member or his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it.

               (d) Any or all Members may participate in a meeting by, or through the use of any means of communication, such as conference telephone, by which all Members participating may simultaneously hear each other during the meeting. A Member participating in a meeting by such means shall be deemed to be present in person at the meeting.

               (e) Any action required or permitted to be taken at any meeting of Members, or any Class of Members, may be taken without a meeting if a consent or consents in writing, setting forth such action are signed by those Members holding that number of Units (or Units of the particular Class) as would be necessary to authorize or take such action at a meeting at which all Members (or Members of the particular Class) entitled to vote thereon were present and voted, and such consent or consents are included in the minutes or filed with

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                   the Company's records reflecting the action taken. For this purpose, delivery to any Managing Member(s) of a written consent of any Member shall constitute filing with the Company's records. Such consent or consents shall bear the date of signature of each Member who signs the consent or consents and such consent or consents shall not be effective until the latest of such dates of signature, unless the consent specifies a different prior or subsequent effective date, in which case the action is effective on or as of the specified date. A consent signed under this Section 6.0.4(e) has the effect of a meeting vote and may be described as such in any document.

               (f) Each meeting of Members shall be conducted by the Managing
                   Member(s) or his designee.

         6.0.5 Liability of Members - No Member shall be liable for the liabilities of the Company. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing personal liability on the Managing Member(s) or the Members for liabilities of the Company.

         6.0.6 Indemnification -

               (a) The Company shall indemnify the Members and agents for all costs, losses, liabilities, and damages paid or incurred by such Member, or agent in connection with the business of the Company, to the fullest extent provided or allowed by the laws of Delaware.

               (b) The indemnification obligations of the Company under Section
                   6.0.6(a) shall be subordinate to any claims against the Company arising out of or resulting from any breach of the Company's obligations under the License Agreement of even date herewith by and between the Company and PMC Satellite (the "License Agreement").

         6.0.7 Representations and Warranties - Each Member, and in the case of an Entity, the person(s) executing the Operating Agreement on behalf of the Entity, hereby represents and warrants to the Company and each other Member that: (a) if that Member is an Entity, that it is duly organized, validly existing and in good standing under the law of its state of organization and that it has full power to execute and agree to the Operating Agreement and to perform its obligations hereunder; (b) the Member is acquiring its Membership Interest in the Company for the Member's own account as an investment and without an intent to distribute the Membership Interest; and (c) the Member acknowledges that the Membership Interests have not been registered under the Securities Act of 1933 or any state securities laws, and may not be resold or transferred by the Member without appropriate registration or the availability of an exemption from such requirements.

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                                  ARTICLE VII.
                                MANAGING MEMBERS

         7.0.1 Managing Member(s) -

               (a) Except as otherwise provided in this Section 7.0.1 or in
                   Section 7.0.9, the ordinary and usual decisions concerning the business affairs of the Company shall be made by its Managing Member, or in the event there shall be more than one
                   (1) Managing Member, then by a majority in number of the Managing Members. There shall initially be a single Managing Member - John Harvey. In the event that John Harvey shall be unwilling or unable to serve, or if at any time that John Harvey shall cease to be a Managing Member, there shall otherwise be less than two (2) Managing Members, then a sufficient number of Managing Member(s) shall be elected by the Members to cause there to be two (2) Managing Members.

               (b) Notwithstanding anything in this Section 7.0.1 to the
                   contrary and subject to the provisions of Section 14.0.3(b), the following matters shall be subject to the affirmative vote of a majority in number (and not a Majority as defined in Section 6.03) of the Managing Member(s) and a Majority of the Members:

                   (i) a sale of all or substantially all of the Company's property;

                   (ii) a merger or consolidation with another entity as a result of which the Members control less than fifty percent (50%) of the voting rights of the resulting entity; and

                   (iii) the dissolution of the Company.

               (c) With respect to the appointment by the Company, in its capacity as sole member of PMC Satellite Development, L.L.C. ("PMC Satellite"), of three Managers (as such term is defined in the Limited Liability Company Operating Agreement of PMC Satellite Development, L.L.C.) of PMC Satellite, two (2) of such Managers shall be appointed by the Managing Member(s), and the other Manager shall be appointed by the Class B Members voting as a class. For so long as Class B units of the Company are outstanding, no Manager appointed by the Class B Members pursuant to this Section 7.01(c) shall be removed without the written consent of such Class B Members.

         7.0.2 Authority of Members to Bind the Company - The Members hereby agree that only the Managing Member(s) and authorized agents of the Company shall have the authority to bind the Company, subject to Section 7.0.9. No Member other than a Managing Member shall take any action as a Member to bind

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the Company, and a Member shall be obligated to indemnify the Company for any costs or damages incurred by the Company as a result of the unauthorized action of such Member. Notwithstanding anything contained herein to the contrary, the Managing Member(s) may make advances to the employees of the Company on such terms as the Managing Member(s) determine, in their sole discretion.

         7.0.3 Actions of the Managing Member(s) - Subject to Section 7.0.9, no individual Managing Member has the power to bind the Company as provided in this
Article VII without the express consent of a majority in number (and not a Majority as defined in Section 6.03) of the Managing Members; provided, however, that in the event that there shall only be one Managing Member, the individual Managing Member shall have the power to bind the Company, subject to Section
7.0.9. Any difference arising as to any matter within the authority of the Managing Member(s) shall be decided by a majority in number (and not a Majority as defined in Section 6.03) of the Managing Member(s). No act of a Member in contravention of such determination shall bind the Company to Persons having knowledge of such determination. Notwithstanding such determination, but subject to Section 7.0.9, the act of the Managing Member(s) for the purpose of apparently carrying on in the usual way the business or affairs of the Company, including the exercise of the authority indicated in this Article VII, shall bind the Company and no person dealing with the Company shall have any obligation to inquire into the power or authority of a Managing Member acting on behalf of the Company.

         7.0.4 Meetings - Meetings of the Managing Member(s) shall be called, and conducted pursuant to the terms of Section 6.03; except that any Managing Member may call a meeting on one (1) day's notice, and no proxies shall be permitted.

         7.0.5 Compensation of Members - Each Member shall be reimbursed all reasonable expenses incurred on behalf of the Company. A Member's entitlement to compensation, if any, shall be determined from time to time by the Managing Member(s).

         7.0.6 Managing Member(s)' Standard of Care - A Managing Member's duty of care in the discharge of the Managing Member's duties to the Company and the other Members is limited to refraining from engaging in grossly negligent or reckless conduct, intentional misconduct, or a knowing violation of law. In discharging its duties, a Managing Member shall be fully protected in relying in good faith upon the records required to be maintained under Article IV and upon such information, opinions, reports or statements by any of the other Managing Member(s), Members, or agents, or by any other person, as to matters the Managing Member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Company or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

         7.0.7 Indemnification -

               (a) The Managing Member(s) shall be indemnified and held harmless by the Company from and against any and all losses, liabilities, damages and expenses arising from claims,

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                   demands, investigations, actions, suits or proceedings,
                   whether civil, criminal or administrative, in which it may be involved, as a party or otherwise, by reason of their status as Managing Member(s), or any acts or omissions by them, or the business or their management of the affairs of the Company, whether or not they continue to be such at the time any such loss, liability, damage or expense is paid or incurred. The Managing Member(s) shall not be entitled to indemnification hereunder against any loss or liability found by a court to have arisen from their gross negligence or willful misconduct or their willful breach of this Agreement. The rights of indemnification provided in this Section 7.0.7 are in addition to any rights to which the Managing Member(s) may otherwise be entitled by contract or as a matter of law and shall extend to their successors and assigns and apply to the fullest extent permitted under the Act or any other applicable statute. In particular, and without limitation of the foregoing, the Managing Member(s) shall be entitled to indemnification by the Company against reasonable expenses (as incurred), including attorneys' fees actually and necessarily incurred, by the Managing Member(s) in connection with the defense of any action to which the Managing Member(s) may be made a party, and as to which he shall be entitled to indemnification hereunder, including any derivative or similar action relating to the right of the Company to procure a judgment in their favor. Notwithstanding the foregoing, there will be no exculpation or indemnification for violations of federal securities laws.

               (b) The indemnification obligations of the Company under Section
                   7.0.7(a) shall be subordinate to any claims against the Company arising out of or resulting from any breach of the Company's obligations under the License Agreement.

         7.0.8 Advisory Board - The Managing Member(s) may establish an Advisory Board to generally advise the Managing Member(s) with respect to the conduct of the Company's business. The Advisory Board shall have no authority to bind the Company. The Managing Member(s) may disband and reconstitute the Advisory Board at any time. The number of Members of the Advisory Board, their duties and terms of office, shall be set by the Managing Member(s), who shall be free to change such duties and terms at any time.

         7.0.9 Actions Requiring the Consent of a Majority of Class B Members - For so long as Class B units of the Company are outstanding, the Managing Member(s) shall not take any of the following actions without the affirmative consent of a Majority of the Class B Members:

               (a) incur indebtedness, including Optional Loans pursuant to
                   Section 8.0.3, in excess of one million dollars ($1,000,000) or create or impose any lien upon the property or assets of the Company (a "Lien") to secure indebtedness in excess of one million dollars ($1,000,000); provided that any indebtedness incurred, or any Lien to secure indebtedness, in excess of one million dollars ($1,000,000) in the aggregate, the legal documentation for which includes an agreement by the lender that its rights, if any, to recover assets of the Company shall be subordinate to the rights of the Class B

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                   Members to receive all of the interest in PMC Satellite
                   pursuant to Section 16.03, shall not be subject to this requirement;

               (b) commence any insolvency, receivership, bankruptcy or similar proceedings;

               (c) amend the Limited Liability Company Operating Agreement of
                   PMC Satellite;

               (d) withdraw or resign as the Member of PMC Satellite;

               (e) dispose of its membership interest in PMC Satellite or impose any liens on the membership interest in PMC Satellite;

               (f) create or impose any lien on the rights granted by the
                   Company under the License Agreement;

               (g) amend any provision of this Agreement that affects the rights and obligations of the Class B Members;

               (h) cause PMC Satellite to sell, assign or otherwise dispose of its assets; or

               (i) assign or otherwise transfer the License Agreement.

                                 ARTICLE VIII.
                       CONTRIBUTIONS AND CAPITAL ACCOUNTS

         8.0.1 Initial Contributions - The initial Capital Contribution of each Initial Member shall be as reflected on Exhibit B. No interest shall accrue on any Capital Contribution and no Member shall have the right to withdraw or be repaid any Capital Contribution except as provided in this Operating Agreement.

         8.0.2 Additional Contributions - The Managing Member(s) may require the contribution of additional amounts from the Initial Members to pay that portion of the debt service with respect to the Purchase Note issued by the Company to acquire its operating assets as is guaranteed. Such amounts shall be due within three (3) business days of a written request of the Managing Member(s). In the event any Initial Member fails to make the additional contributions required by this Section 8.0.2 (a "Delinquent Member"), the Managing Member(s) shall give the Delinquent Member a Notice of the failure to meet such commitment (the "Commitment"). If the Delinquent Member fails to make the required contributions within ten (10) Business Days of the giving of Notice, the Company may proceed to collect the Commitment together with all costs and attorneys fees and monthly interest on such obligation at one percent (1%) above the rate charged by Citibank, N.A., to its most creditworthy customers from time to time, including but not limited to enforcing the Commitment in a court of appropriate jurisdiction in the state in which the Principal Office is located or the state of the Delinquent Member's address as reflected in the Operating Agreement. Each Delinquent Member expressly agrees to the jurisdiction of such courts but only for the enforcement of Commitments. The Class A Members may elect to allow the other Class A Members to contribute the amount of the Delinquent Member's Commitment that is in default. Those Class A Members who elect to contribute

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shall be entitled to contribute additional amounts in proportion to their Units or in such other proportions as they may mutually agree. A Contributing Member shall be entitled to elect to treat the amount contributed pursuant to this section as an additional contribution to its Capital Account or as a loan from the Contributing Member to the Delinquent Member bearing interest at the applicable federal rate secured by the Delinquent Member's interest in the Company. Until they are fully repaid, the Contributing Members who have elected to treat the additional contribution as a loan shall be entitled to all Distributions to which the Delinquent Member would have been entitled, with said Distributions being applied first to interest and then to the principal balance of the loan. Notwithstanding the foregoing, no obligation to make an additional contribution pursuant to Section 8.0.2 may be enforced by a creditor of the Company unless the Class A Member expressly consents to such enforcement or to the assignment of the obligation to such creditor. Notwithstanding anything in this Article VIII or Section 9.0.2 to the contrary: (i) the Managing Member(s) may pay debt service owed with respect to the purchase money note issued by the Company to acquire its operating assets from funds received by the Company from patent license revenue and/or patent litigation damage awards received by the Company at any time; and (ii) may repay such additional contributions at any time, in his sole discretion.

         8.0.3 Loans - Any Member may, but shall not be obligated or required to, advance or lend moneys to the Company ("Optional Loans"). Optional Loans shall bear interest at such rates as the Managing Member(s) shall determine, in his absolute discretion. The amount of any such Optional Loan, together with interest thereon, may be secured by such assets of the Company as the Managing Member(s) shall determine, in his absolute discretion. Any such Optional Loan shall be payable solely out of proceeds from the operations of the Company or Initial or Additional Capital Contributions.

         8.0.4 Distribution of Assets - If the Company at any time distributes any of its assets in-kind to any Member, the Capital Account of each Member shall be adjusted to account for that Member's allocable share (as determined under Article IX below) of the Net Profits or Net Losses that would have been realized by the Company had it sold the assets that were distributed at their respective fair market values immediately prior to their distribution.

         8.0.5 Compliance with Section 704(b) of the Code - The provisions of this Article VIII as they relate to the maintenance of Capital Accounts are intended, and shall be construed, and, if necessary, modified to cause the allocations of profits, losses, income, gain and credit pursuant to Article IX to have substantial economic effect under the Regulations promulgated under 704(b) of the Code, in light of the distributions made pursuant to Articles IX and XIV and the Capital Contributions made pursuant to this Article VIII.

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                                  ARTICLE IX.
                    CAPITALIZATION; DISPOSITIONS OF INTERESTS

         9.0.1 Capitalization -

               (a) The Company is authorized to issue two classes (individually, a "Class" and collectively the "Classes") of Units designated, respectively, as Class A Units (the "Class A Units") and Class B Units (the "Class B Units"). The capitalization of the Company as of the date hereof is as set forth on Exhibit B.

               (b) The Company shall not issue additional Class B Units without the prior written consent of the Majority of the Class B Members.

         9.0.2 Voting Rights - Owners of the Class A Units shall have full voting rights. Owners of the Class B Units shall have no voting rights except as specified in Sections 7.0.1., 7.0.9, 9.0.1(b) and 10.0.2(a).

                                   ARTICLE X.
                          ALLOCATIONS AND DISTRIBUTION

         10.0.1 Allocations of Net Profits and Net Losses from Operations - Except as otherwise provided in this Article X, Net Profits, Net Losses, and other items of income, gain, loss, deduction and credit shall be apportioned among the holders of Class A Units in proportion to their Units. Notwithstanding the foregoing:

                (a) The first five million dollars ($5,000,000) of deductions derived from the payment of legal fees to Howrey & Simon shall be specially allocated to Class B Members in proportion to their Units.

                (b) Five percent (5%) of the Net Profits in any fiscal year, and from and after January 1, 2010, ninety five percent (95%) of the Net Profits, if any, allocated to the Company from PMC Satellite Development-Education, L.L.C. shall be allocated to Class B Members in proportion to their Units.

                (c) All interest deductions relating to the Purchase Note issued by the Company on its formation, and all of the depreciation and amortization deductions attributable to the assets acquired on its formation to the extent that the purchase price is attributable to the Purchase Note, shall be specially allocated to the Class A Members that are Initial Members and Additional Members in proportion to their respective Units.

                (d) All interest deductions relating to the Contingent Purchase
                    Price Payments to be paid by the Company, and all of the depreciation and amortization deductions attributable to the assets acquired on its formation to the extent that the purchase price is attributable to the Contingent Purchase

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                    Price Payments, shall be allocated to all Class A Members in proportion to their respective Units.

                (e) After giving effect to the special allocations described above in Sections 10.0.1(a), 10.0.1 (b), 10.0.1 (c) and
                    10.0.1 (d), Net Losses shall be allocated as follows:

                             Class A Members            99.0%

                             Class B Members             1.0%

                    in proportion to the respective number of units within the relevant Class.

         10.0.2 Interim Distributions - From time to time, the Managing Member(s) shall determine in their reasonable judgment to what extent, if any, the Company's cash on hand exceeds the current and anticipated needs, including, without limitation, needs for operating expenses, debt service, acquisitions, and reserves. To the extent such excess exists, the Managing Member(s) may make Distributions to the Members in proportion to the Net Profits allocated to them for the fiscal year on account of which the distribution is being made, to be shared by the Members of each Class in proportion to the Units owned by them; provided however that:

                (a) The aggregate Distributions to the Class A Members on
                    account of any fiscal year shall not exceed the Net Profits allocated to the Class A Members for such fiscal year by more than one million Dollars ($1,000,000), except with the approval of a Majority of the Class B Members; and

                (b) The Managing Member(s) may elect to distribute amounts otherwise payable to the Class A Members in such other proportion as they determine, in their sole discretion.

Such Distributions shall be in cash or Property (which need not be distributed proportionately) or partly in both, as determined by the Managing Member(s). The Company will use its best efforts to fund annual distributions to the Members of at least forty-five percent (45%) of the Net Profits, if any, so as to provide funds with which the Members may pay taxes due with respect to the Company's income.

                                   ARTICLE XI.
                                      TAXES

         11.0.1 Elections - The Managing Member(s) may make any tax elections for the Company allowed under the Code or the tax laws of any state or other jurisdiction having taxing jurisdiction over the Company.

         11.0.2 Tax Matters Partner - The Class A Members shall designate one of their number as the tax matters partner of the Company pursuant to 623 1 (a)(7) of the Code. Any Member designated as tax matters partner shall take such action as may be necessary to cause each other Member to become a notice partner within the meaning of 6223 of the Code. Any Member who is designated tax matter partner may not take any action contemplated by 6222 through 6232 of the Code without the consent of the Members.

         11.0.3 Method of Accounting - The records of the Company shall be maintained on a cash receipts and disbursements method of accounting or such other method as shall be required by the Code or chosen by the Managing Member(s).

                                  ARTICLE XII.
                       DISPOSITION OF MEMBERSHIP INTERESTS

         12.0.1 Disposition by Members - Except as otherwise permitted by this
Article XII, no Class A Member may Dispose of all or a portion of its Membership Interest without the prior written approval of the Managing Member(s), who may approve or disapprove of any such transfer in his absolute discretion. A Class B Member may Dispose of all or a portion of its Membership Interest without the prior written approval of the Managing Member(s), provided that the Assignee expressly assumes all of the obligations of the Class B Member under this Agreement by a writing delivered to the Company. Any such Assignee of a Class B Member shall automatically become a Substitute Member entitled to the rights of a Class B Member hereunder, provided that the requirements of this Section
12.0.1 are fulfilled. Transferees of Membership Interests transferred pursuant to the terms of this Article XII shall be Assignees, subject to the terms of
Article XIII. In no event may any Membership Interest be Disposed of:

                (a) If such disposition, alone or when combined with other transactions, would result in a termination of the Company within the meaning of 708 of the Code;

                (b) Without an opinion of counsel satisfactory to the Managing
                    Member(s) that such assignment is subject to an effective registration under, or exempt from the registration requirements of, the applicable state and federal securities laws, if, in the sole discretion of the Managing Member(s), such opinion is required; and

                (c) Unless and until the Company receives from the Assignee the information and agreements that the Managing Member(s) may reasonably require, including but not limited to any taxpayer identification number and any agreement that may be required by any Taxing Jurisdiction.

         12.0.2 Sales to Third Parties by Class A Members - If any Class A Member (the "Selling Member") desires to sell all or a portion of his Membership Interest to any third party, the Selling Member must first offer to sell such interest (the "Offered Interest") to the Company and, if not accepted, to the other Class A Members (the "Non-Selling Members") by providing written notice to the Company and all Class A Members of such offer (the "Notice of Sale"). The Notice of Sale shall identify the portion of the Selling Member's interest which is proposed for sale and the proposed purchase price and all other terms of sale.

                (a) The Company shall have the right to purchase all or a
                    portion of the Offered Interest for a period of forty-five
                    (45) days from receipt of the Notice of Sale (the "Company's Option Period"). Such right shall be exercised by giving written notice to all Class A Members of the Company's intent within such forty-five (45) day period.

                (b) In the event that the Company does not elect to purchase all of the Offered Interest, the Non-Selling Members shall have the second right to purchase their pro rata portion of the remaining portion of the Offered Interest for a period of forty-five (45) days after the expiration of the Company's Option Period (the "Non-Selling Member's Option Period"). In the event that one or more Non-Selling Members do not elect to purchase their pro rata portion of the Offered Interest, then the Non-Selling Members that did elect to purchase their full pro rata portion shall have the right for the next fifteen (15) day period (the "Final Option Period") to elect to purchase all or part of the unsold Offered Interest in such proportion as may be agreed among themselves or, in the absence of agreement, their pro rata portion. Such rights shall be exercised by giving written notice to all Class A Members of the Non-Selling Member's intent within the periods specified.

                (c) In the event that all of the Offered Interest is not
                    purchased by the Company or the Non-Selling Members the Selling Member shall have the right to sell the Offered Interest to any party for a period of ninety (90) days from the expiration of the last relevant option period but on terms no more favorable to the purchaser than contained in the Notice of Sale. Such third party must agree in writing to be bound by the terms and provisions of this Agreement as a condition precedent to sale. Prior to the closing of any such sale, the Selling Member shall furnish evidence reasonably acceptable to the Company that the consideration being received therefor is no more favorable to the purchaser than the purchase price specified in the Notice of Sale.

                (d) The closing of any sale of an Offered Interest whether to the Company, the Class A Members or a third party, shall take place on such date as may be agreed to by the parties, which date shall be no later than ninety (90) days after the expiration of the last relevant notification period set forth above.

         12.0.3 Permitted Transfers by Class A Members - Subject to the provisions of Section 12.0.1, the restrictions on the Sale of Membership Interests contained in Section 12.0.2 shall not apply to any of the following transfers:

                (a) any transfer by a Class A Member (i) to a Relative of such
                    Class A Member; or (ii) to an Entity, the entire beneficial ownership of which is held individually or in the aggregate by, or which benefits, as the case may be, such Class A Member and/or the Relatives of such Class A Member;

                (b) in the event that the transferring Class A Member is not a natural person, any transfer by such Class A Member (i) to any of the owners of such Class A Member or to a Relative of such owners; or (ii) to an Entity, the entire beneficial ownership of which is held individually or in the aggregate by, or which benefits, as the case may be, such Class A Member, any of the owners of such Class A Member or the Relatives of such owners;

                (c) any transfer by a Class A Member to another Class A Member.

         12.0.4 Take Along - In the event that the Harvey Family Limited Partnership desires to sell Units possessing at least twenty percent (20%) of the voting rights of all Class A Units, which sale, if consummated would cause the Harvey Family Limited Partnership to own less than sixty percent (60%) of the voting rights of all Class A Units outstanding, then no such sale shall be consummated unless the purchaser(s) of the Harvey Family Limited Partnership's Units offers to purchase the same proportionate share of the Units of all other Class A Members as the Harvey Family Limited Partnership is selling, and on the same per Unit terms and conditions offered to the Harvey Family Limited Partnership. The putative purchaser(s) of the Harvey Family Limited Partnership's Units shall send written notice to all Class A Members of such proposed sale and its terms. The sale of the Harvey Family Limited Partnership's Units and those of any other Class A Member accepting the purchaser(s)' offer shall be held simultaneously, to the extent practicable.

         12.0.5 Drag Along - In the event that Class A Members who possess more than ninety percent (90%) of the Class A Units desire to sell all of their Class A Units to a single person, or multiple persons simultaneously, and the purchasers desire to purchase all of the Class A Units of the Company, then, each Class A Member shall agree to sell all of his Units to such third party or parties pursuant to the same terms and conditions that are applicable to the sale of all of the Class A Units. The Class A Members shall exercise the drag along right set forth in this Section by sending written notice to all Class A Members of the proposed sale and its terms, including the identity of the third party purchaser(s) and the purchase price.

         12.0.6 Noncompliance - Dispositions not in compliance with this Article are void. Any attempted Disposition of a Membership Interest, or any part thereof, not in compliance with this Article is null and void ab initio.

                                 ARTICLE XIII.
                            DISSOCIATION OF A MEMBER

         13.0.1 Dissociation - A Person shall cease to be a Member upon the happening of any of the following events:

                (a) The Withdrawal of the Member;

                (b) The Member becoming a Bankrupt Member;

                (c) In the case of a Member who is a natural person - the death of the Member; the entry of an order by a court of competent jurisdiction adjudicating the Member incompetent to manage the Member's person or estate; the divorce of a Member resulting in the transfer of all or a portion of such Member's interest;

                (d) In the case of a Member that is a corporation, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; and

                (e) In the case of an estate or trust, the distribution by the fiduciary of the estate or trust's entire interest in the Company.

         13.0.2 Rights of Dissociating Member - In the event any Member Dissociates prior to the expiration of the Term:

                (a) If the Dissociation causes a Dissolution and winding up of the Company under Article XVI, the Member shall be entitled to participate in the winding up of the Company to the same extent as any other Member except that any Distributions to which the Member would have been entitled shall be reduced by the damages sustained by the Company as a result of the Dissolution and winding up;

                (b) If the Dissociation does not cause a Dissolution and winding up of the Company under Article XVI, the transferee shall be an Assignee, subject to the terms of Article XV.

                                  ARTICLE XIV.
                   WITHDRAWAL OR REDEMPTION OF CLASS B MEMBER

         14.0.1 Withdrawal of Class B Member - Upon the terms and subject to the conditions set forth in this Agreement, the Class B Member shall have the right (the "Withdrawal Option") to withdraw from the Company.

         14.0.2 Redemption of Class B Membership Interest - Upon the terms and subject to the conditions set forth in this Agreement, the Company shall have the right to redeem the Membership Interest of the Class B Member (the "Redemption Option").

         14.0.3 Exercise of Option -

                (a) The Class B Member may exercise its Withdrawal Option by giving written notice thereof to the Company during the period from, and including February 13, 2002 through, and including February 13, 2003 (such period of time, the "Withdrawal Period"). In the event that the Class B Member has not given notice of its intention to exercise its Withdrawal Option within the Withdrawal Period, the Company may exercise its Redemption Option by giving written notice thereof to the Class B Member during the period from, and including February 14, 2003 through, and including March 17, 2003 (such period of time, the "Redemption Period"). In the event that the Company has not given notice of its intention to exercise its Redemption Option within the Redemption Period, the Class B Member shall again have the right to exercise its Withdrawal Option by giving notice thereof the Company on any date following the expiration of the Redemption Period.

                (b) Notwithstanding the provisions of Section 14.0.3(a), in the event that the Company, without the consent of a Majority of the Class B Members, elects to either (i) take any of the actions set forth in Section 7.0.1(b) or (ii) distribute the patent rights granted to PMC Satellite under the License Agreement to any person other than PMC Satellite (together, the "Actions"), the Class B Members shall automatically have the right to immediately exercise their Withdrawal Option. In the event that the Company elects to take any of the Actions without the consent of a Majority of the Class B members, the Company shall give the Class B Members written notice of such election (an "Election Notice"). The Class B Members shall, within fifteen (15) days of receipt of the Company's Election Notice, provide the Company with notice (the "Withdrawal Notice") of whether or not they intend to exercise their Withdrawal Option. In the event that the Class B Members elect to exercise their Withdrawal Option, the Company shall not take any of the Actions until the closing of the Withdrawal Option has been effectuated; provided that if such closing is not effectuated within fifteen (15) days of the receipt by the Company of the Withdrawal Notice as a result an act or omission of the Class B Member, the Company shall be entitled to take such Actions as of the expiration of such fifteen (15) day period; provided further that in the event that the closing has not been effectuated as a result of the failure by the Class B Members to obtain regulatory approvals in respect of the closing, the Company shall not be entitled to take any of the Actions until the earlier of (i) the date on which (A) any necessary regulatory approvals are received or
                    (B) the regulatory authority from which such approvals are sought provides notice that such regulatory approvals will not be granted and any litigation or appeals with respect thereto have been finally resolved and (ii) January
                    14, 2005.

                14.0.4 Consideration for Option -

                (a) In the event that the Withdrawal Option is exercised, the
                    Class B Members shall receive one hundred percent (100%) of the membership interest in PMC Satellite, free and clear of liens, charges and encumbrances (other than liens, charges and encumbrances running to the benefit of the Class B Members or their Affiliates); provided that in the event that the Withdrawal Option is exercised pursuant to Section 14.0.3(b) and the sublicense (the "Sublicense") granted to

                    Pegasus Development Corporation ("PDC") pursuant to the License Agreement of even date herewith between PMC Satellite and PDC is terminated pursuant to an order by or settlement with a regulatory authority within five (5) years of the date hereof, the Class B Members shall receive as additional compensation for the exercise of the Withdrawal Option the Warrants (as defined in the Class B Preferred Unit Subscription Agreement dated January 10, 2000 between the Company and PDC) or, if such Warrants have been previously exercised by the Company, the stock received by Company upon exercise of the Warrants.

                (b) In the event that the Redemption Option is exercised, the
                    Class B Member shall receive, at the election of the Managing Member(s), either: (i) a payment equal to the Class B Member's Capital Account, as carried on the books of the Company as of the close of business on the last day of the calendar quarter preceding the closing or (ii) one hundred percent (100%) of the membership interest in PMC Satellite, free and clear of all liens, charges and encumbrances (other than liens, charges and encumbrances running to the benefit of the Class B Members or their Affiliates); provided that in the event that the Redemption Option is exercised and the Sublicense is terminated pursuant to an order by or settlement with a regulatory authority within five (5) years of the date hereof, the Class B Members shall receive as additional compensation for the exercise of the Redemption Option the Warrants or, if such Warrants have been previously exercised by the Company, the stock received by the Company upon exercise of the Warrants.

                14.0.5 Option Closing -

                (a) In the event that either the Withdrawal Option or the
                    Redemption Option is exercised, the closing of such transaction (the "Option Closing") shall be held at the offices of the Company on the date that is fifteen (15) days after the date upon which the Class B Member or the Company, as the case may be, delivers to the other party written notice of its exercise of its respective Option or at such other time, place and date as the Parties hereto may designate by mutual consent.

                (b) At the Option Closing:

                    (i) In the event of the exercise of the Withdrawal Option, the Company shall deliver to the Class B Member documents necessary to reflect the Class B Member's ownership of one hundred percent (100%) of the membership interest in PMC Satellite.

                    (ii) In the event of the exercise of the Redemption Option, the Company shall deliver to the Class B Member either

                          (A) documents necessary to reflect the Class B Member's ownership of one hundred percent (100%) of the membership interest in PMC Satellite or (B) the applicable consideration (by cashier's check or wire transfer) if the Managing Member(s) determine to retire the Class B Member's Membership Interest for an amount equal to its Capital Account.

                    (iii) Class B Member shall deliver to the Company such
                          evidence representing its withdrawal from the Company or retirement of its Membership Interest as the Company shall reasonably request.

                                  ARTICLE XV.
             ADMISSION OF ASSIGNEES, SERVICE AND ADDITIONAL MEMBERS

         15.0.1 Rights of Assignees - Subject to the provisions of Section
12.0.1 concerning an Assignee of a Class B Member, the Assignee of a Membership Interest has no right to participate in the management of the business and affairs of the Company or to become a Member. The Assignee is only entitled to receive the Distributions and return of capital, and to be allocated the Net Profits and Net Losses attributable to the Membership Interest assigned to the Assignee.

         15.0.2 Admission of Substitute Members - Subject to the provisions of
Section 12.0.1 concerning an Assignee of a Class B Member, an Assignee of a Membership Interest shall be admitted as a Substitute Member and admitted to all the rights of the Member who initially assigned the Membership Interest only with the approval of the Managing Member(s) and a Majority of the Members; provided, however, that the Assignee of an estate or trust who receives his interest pursuant to the terms of the relevant estate planning instrument shall be automatically substituted as a Substitute Member. The Managing Member(s) and the Members may grant or withhold the approval of such admission for any reason in their sole and absolute discretion. If so admitted, the Substitute Member has all the rights and powers and is subject to all the restrictions and liabilities of the Member originally assigning the Membership Interest and shall be required to execute an Admission Agreement agreeing to abide by the terms and conditions of this Operating Agreement. The admission of a Substitute Member, without more, shall not release the Member originally assigning the Membership Interest from any liability to the Company that may have existed prior to the approval.

         15.0.3 Admission of Service and Additional Members - The Managing Member(s) may admit Service and Additional Members, other than Class B Members, on such terms and conditions as he shall determine, in his sole and absolute discretion; provided that the Units to be offered Additional Members shall first be offered to existing Members in proportion to the number of Units owned by each. Notwithstanding the foregoing, no such offer of Units need be made to the Members, if: (i) such Units are issued in lieu of compensation for services to the Company; or (ii) the Units to be issued would: (A) constitute more than ten percent (10%) of the Units outstanding; and (B) are offered to a single person or entity who, in the absolute discretion of the Managing Member(s), possesses financial or business attributes useful or necessary to the furtherance of the business of the Company; provided that, as to the Units described in subsection B, they are offered at no less than their fair market value, as determined by the Managing Member(s). Each Additional Member shall make the Initial Capital Contribution described in the Admission Agreement, if any. The value of the Additional Member's Initial Capital Contribution and the time for making such contribution, if any, shall be set forth in the Admission Agreement. No Initial or Additional Capital Contributions shall be required of any Service Member.

                                  ARTICLE XVI.
                           DISSOLUTION AND WINDING UP

         16.0.1 Dissolution - The Company shall be dissolved and its affairs wound up, upon the first to occur of the following events:

                (a) The expiration of the Term, unless the business of the
                    Company is continued with the consent of the Members acting in accordance with Section 6.0.3; or

                (b) The written consent of all of the Managing Members and a
                    Majority of the Members.

         16.0.2 Effect of Dissolution -

                (a) In the event of a dissolution of the Company for any reason other than pursuant to Section 16.0.1(b), the Members agree to continue the business of the Company through a newly-constituted limited liability company, the organizational documents of which shall be substantially similar to the organization documents of the Company. Any amounts to which a Member would otherwise be entitled as a result of the dissolution of the Company will become part of the capital of such newly-constituted limited liability company and will be reflected in the capital account of such Member.

                (b) Upon dissolution of the Company pursuant to Section
                    16.0.1(b), the Company shall cease carrying on, as distinguished from the winding up of, the Company business, but the Company is not terminated, but continues until the winding up of the affairs of the Company is completed.

         16.0.3 Distribution of Assets on Dissolution - Upon the winding up of the Company, the Company Property shall be distributed:

                (a) To creditors, including Members who are creditors, to the extent permitted by law, in satisfaction of Company Liabilities;

                (b) To Members in accordance with positive Capital Account balances taking into account all Capital Account adjustments for the Company's taxable year in which the liquidation occurs. Liquidation proceeds shall be paid within sixty (60) days of the end of the Company's taxable year or, if later, within ninety (90) days after the date of liquidation. Such Distributions shall be in cash or Property (which need not be distributed proportionately) or partly in both, as determined by the Managing Member(s).

         16.0.4 Positive Capital Accounts - In the event the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) distributions shall be made pursuant to this Article XVI to the Members who have positive Capital Account balances in compliance with Regulation Section 1.704-1
(b)(2).

         16.0.5 Winding Up and Certificate of Dissolution - The winding up of the Company shall be completed when all debts, liabilities, and obligations of the Company have been paid and discharged or reasonably adequate provision therefor has been made, and all of the remaining property and assets of the Company have been distributed to the Members. Upon the completion of winding up of the Company, a certificate of dissolution shall be delivered to the Secretary of State of Delaware for filing. The certificate of dissolution shall set forth the information required by the Act.

                                  ARTICLE XVII.
                                    AMENDMENT

         17.0.1 Operating Agreement May Be Modified - The Operating Agreement may be modified as provided in this Article XVII (as the same may, from time to time be amended). No Member shall have any vested rights in the Operating Agreement which may not be modified through an amendment to the Operating Agreement.

         17.0.2 Amendment or Modification of Operating Agreement - The Operating Agreement may be amended or modified from time to time only by a written instrument adopted and executed by the Managing Member(s) and a Majority of the Members; provided, however, that any amendment to the Operating Agreement which would have the effect of reducing the number of Units of a Member, other than pursuant to specific provisions herein, shall not be effective unless consented to by such Member. Notwithstanding the foregoing, (i) no provision in the Operating Agreement may be amended to reduce the vote of the Members (including the Class B Members as a separate class) required to approve or consent to any matter except by a vote of Members (including the Class B Members as a separate class) which would be sufficient to approve or consent to such matter, and (ii) no provision of Section 7.0.9 or Article XIV shall be amended without the written consent of all of the Class B Members.

                                 ARTICLE XVIII.
                            MISCELLANEOUS PROVISIONS

         18.0.1 Entire Agreement - The Operating Agreement represents the entire agreement among all the Members and between the Members and the Company.

         18.0.2 No Partnership Intended for Nontax Purposes - The Members have formed the Company under the Act, and expressly do not intend hereby to form a partnership under either the Delaware Uniform Partnership Act nor the Delaware Revised Uniform Limited Partnership Act. The Members do not intend to be partners one to another, or partners as to any third party. To the extent any Member, by word or action, represents to another person that any other Member is a partner or that the Company is a partnership, the Member making such wrongful representation shall be liable to any other Member who incurs personal liability by reason of such wrongful representation.

         18.0.3 Rights of Creditors and Third Parties under Operating Agreement
- The Operating Agreement is entered into among the Company and the Members for the exclusive benefit of the Company, its Members, and their successors and assignees. The Operating Agreement is expressly not intended for the benefit of any creditor of the Company or any other Person. Except and only to the extent provided by applicable statute, no such creditor or third party shall have any rights under the Operating Agreement or any agreement between the Company and any Member with respect to any Capital Contribution or otherwise.

         18.0.4 Counterparts - This Agreement may be signed in any number of counterparts, and may be executed through the use of counterpart execution pages.

         IN WITNESS WHEREOF, we have hereunto set our hands and seals on the date set forth beside our names.

The Harvey Family Limited Partnership,
representing a Majority of the Members


/s/ John C. Harvey                         1/13/00
------------------------------------       -------------------------------
John C. Harvey, General Partner            Date




Class B Members:
Pegasus Development Corporation



/s/ Ted S. Lodge                           1/13/00
------------------------------------       -------------------------------
Name: Ted S. Lodge                         Date
Title: Senior Vice President

                                    EXHIBIT A

                                   DEFINITIONS

         1. Act - The Delaware Limited Liability Company Act and all amendments to the Act.

         2. Additional Member - A Member other than an Initial Member or a Substitute Member who has acquired a Membership Interest from the Company.

         3. Admission Agreement - The Agreement between a Substitute Member or an Additional Member and the Company described in Article XV.

         4. Affiliate - With respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, whether through ownership of voting securities or otherwise. For purposes hereof, "control" shall mean with respect to any Person, any other Person that has the ability to elect a majority of such Person's board of directors or similar governing body or the ability (by contract, share ownership or otherwise) to direct the policies and management of such Person.

         5. Assignee - A transferee of a Membership Interest who has not been admitted as a Substitute Member.

         6. Bankrupt Member - A Member who: (1) has become the subject of an Order for Relief under the United States Bankruptcy Code or (2) has initiated, either in an original Proceeding or by way of answer in any state insolvency or receivership proceeding, an action for liquidation, arrangement, composition, readjustment, dissolution or similar relief.

         7. Business Day - Any day other than Saturday, Sunday or any legal holiday observed in Delaware.

         8. Capital Account - With respect to any Member, the capital account maintained for such Member in accordance with the following provisions:

            (a) To each Member's capital account there shall be credited such
                Member's Capital Contributions, such Member's distributive share of Net Profits allocated to such Member, and the amount of any Company Liabilities assumed by such Member or which are secured by any Company Property distributed to such Member.

            (b) To each Member's capital account there shall be debited the amount of cash and the Gross Asset Value of any Company Property distributed to such Member pursuant to any provision of this Agreement, such Member's distributive share of Net Losses allocated to such Member and the amount of any liabilities of such Member assumed by the Company or which are secured by any Property contributed by such Member to the Company.

            (c) In the event any interest in the Company is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

            (d) In determining the amount of any liability for purposes of (a)
                and (b) hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

            (e) In the event that the Capital Accounts of the Members are adjusted to reflect a revaluation of Company Property pursuant to Regulations Section 1.704-1(b)(2)(iv)(f), the Members' Capital Accounts shall be adjusted in accordance with Regulations Section 1.704-1 (b)(2)(iv)(g) for allocations to them of Depreciation, depletion, amortization and gain or loss.

         The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1 (b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Members shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or the Members), are computed in order to comply with such Regulations, the Members may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Member upon the dissolution of the Company. The Members shall also make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

         9. Capital Contribution - The amount of cash and the value of other Property or services, as agreed to pursuant to this Agreement or by a Majority of the Members, which is contributed to the capital of the Company.

         10. Certificate - The Certificate of Formation of the Company as properly adopted and amended from time to time by the Members and filed with the Secretary of State of Delaware.

         11. Class A Member - Those persons identified as such on Exhibit B attached hereto and made a part hereof by this reference who have executed the Operating Agreement or an Admission Agreement.

         12. Class B Member - Those persons identified as such on Exhibit B attached hereto and made a part hereof by this reference who have executed the Operating Agreement or an agreement by which they are bound by the Operating Agreement.

         13. Code - The Internal Revenue Code of 1986, as amended.

         14. Company - PERSONALIZED MEDIA COMMUNICATIONS L.L.C., a limited liability company formed under the laws of the State of Delaware, and any successor limited liability company.

         15. Company Liability - Any enforceable debt or obligation for which the Company is liable or which is secured by any Company Property.

         16. Company Property - Any Property owned by the Company.

         17. Contingent Purchase Price Payments - Certain contingent and revenue-related payments to be paid by the Company to The Personalized Mass Media Corporation as consideration for the purchase of certain of the property and assets of The Personalized Mass Media Corporation in addition to the Purchase Note.

         18. Contributing Members - Those Class A Members making contributions as a result of the failure of a Delinquent Member to make the contributions required by the Commitment as described in Article VIII.

         19. Delinquent Member - A Member who has failed to meet the Commitment of that Member.

         20. Depreciation - For each fiscal year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis.

         21. Distribution - A transfer of Property to a Member on account of a Membership Interest as described in Article X.

         22. Disposition (Dispose) - Any sale, assignment, transfer, exchange, mortgage, pledge, grant, hypothecation, or other transfer, absolute or as security or encumbrance (including dispositions by operation of law).

         23. Dissociation - Any action which causes a Person to cease to be Member as described in Article XIII hereof.

         24. Dissolution Event - An event, the occurrence of which will result in the dissolution of the Company under Article XVI unless the Members agree to the contrary.

         25. Entity - A Person other than a natural person. Entity includes, without limitation, corporations (both non-profit and other corporations), partnerships (both limited and general), joint ventures, limited liability companies, trusts, estates and unincorporated associations. For purposes of this Operating Agreement, the term Entity shall include joint tenancies and tenancies by the entirety.

         26. Gross Asset Value - with respect to any Property, the Property's adjusted basis for federal income tax purposes, except as follows:

             (a) The initial Gross Asset Value of any Property contributed by a
                 Member to the Company shall be the gross fair market value of such Property, as determined by the Member making the contribution and the Company;

             (b) The Gross Asset Values of all Company Property shall be adjusted to equal such Property's gross fair market value, as determined by the Members, as of the following times:

                 (i) The acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution;

                 (ii) The distribution by the Company to a Member of more than a de minimis amount of Company Property as consideration for an interest in the Company if the Members reasonably determine that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company; and

                 (iii) The liquidation of the Company within the meaning of
                       Regulations Section 1.704-1(b)(2)(ii)(g);

             (c) The Gross Asset Value of any Company Property distributed to any Member shall be the gross fair market value of such Property on the date of distribution; and

             (d) The Gross Asset Values of Company Property shall be increased
                 (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1 (b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection to the extent the Members determine that an adjustment pursuant to subsection (b) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection.

         If the Gross Asset Value of an asset has been determined or adjusted pursuant to subsection (a), (b) or (d) hereof, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

         27. Initial Members - Those persons identified as such on Exhibit B attached hereto and made a part hereof by this reference who have executed the Operating Agreement and which, for the avoidance of doubt, shall not include any Class B Members.

         28. Lien - Lien shall have the meaning specified in Section 7.0.9(a).

         29. Liquidating Transaction - The sale, transfer or other disposition of all or substantially all of the Company's Property in a transaction or series of related transactions occurring at a time when it is the intent of the Company to terminate its business or after the Company has dissolved pursuant to Article XVI hereof or by operation of law and has not been continued pursuant to Article XVI hereof.

         30. Majority - Majority shall have the meaning specified in Section
6.03.

         31. Management Right - The right of a Member to participate in the management of the Company, including the right to consent or approve actions of the Company.

         32. Member - Initial Member, Service Member, Substitute Member or Additional Member, and, unless the context expressly indicates to the contrary, includes Members and Assignees.

         33. Membership Interest - The rights of a Member or, in the case of an Assignee, the rights of the assigning Member in Distributions (liquidating or otherwise) and allocations of the profits, losses, gains, deductions, and credits of the Company.

         34. Net Profits and Net Losses - For each fiscal year or other applicable period of the Company, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

             (a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this Section shall be added to such taxable income or loss;

             (b) Any expenditures of the Company described in Section
                 705(a)(2)(B) of the Code or treated as Code Section 705(a)(2)(B) expenditures pursuant to Section
                 1.704-1(b)(2)(iv)(i) of the Regulations, and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this Section, shall be subtracted from such taxable income or loss;

             (c) In the event the Gross Asset Value of any Company asset is adjusted (as provided in the definition of Gross Asset Value herein), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Profits or Net Losses;

             (d) Gain or loss resulting from any disposition of Company Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value; and

             (e) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period.

         35. Notice - Notice shall be in writing. Notice to the Company shall be considered given when mailed by first class mail postage prepaid addressed to any Managing Member in care of the Company at the address of the Principal Office. Notice to a Member shall be considered given when mailed by first class mail postage prepaid addressed to the Member at the address reflected on Exhibit B of the Operating Agreement unless the Member has given the Company a Notice of a different address.

         36. Operating Agreement - This Operating Agreement and amendments adopted in accordance with the Operating Agreement and the Act.

         37. Person - An individual, trust, estate, or any incorporated or unincorporated Entity permitted to be a member of a limited liability company under the laws of Delaware.

         38. Proceeding - Any administrative, judicial, or other adversary proceeding, including, without limitation, litigation, arbitration, administrative adjudication, mediation, and appeal or review of any of the foregoing.

         39. Property - Any property real or personal, tangible or intangible, including Money and any legal or equitable interest in such property, but excluding services and promises to perform services in the future.

         40. Purchase Note - A fifteen year, secured, interest bearing promissory note executed by the Company for the benefit of The Personalized Mass Media Corporation as partial consideration for the purchase of certain of the property and assets of The Personalized Mass Media Corporation.

         41. Regulations - Except where the context indicates otherwise, the permanent, temporary, proposed, or proposed and temporary regulations of the Department of the Treasury under the Code, as such regulations may be lawfully changed from time to time.

         42. Relative - Ancestor, descendant, sibling, spouse and divorced spouse.

         43. Service Members - Those persons identified as such on Exhibit B attached hereto and made a part hereof by this reference who have executed the Operating Agreement.

         44. Substitute Member - An Assignee who has been admitted to all of the rights of membership pursuant to the Operating Agreement.

         45. Taxable Year - The taxable year of the Company as determined pursuant to ss.706 of the Code.

         46. Taxing Jurisdiction - Any state, local, or foreign government that collects tax, interest or penalties, however designated, on any Member's share of the income or gain attributable to the Company.

         47. Unit - An interest in the Company.

         48. Withdrawal - Any event described in this Operating Agreement or the Act, which terminates a Person's status as a Member.

                                    EXHIBIT B

                                     MEMBERS

                        INITIAL MEMBERS
Member/Address       Initial Contribution         Class and        Additional
                                               Number of Units   Contributions


                      ADDITIONAL MEMBERS

Member/Address       Initial Contribution         Class and        Additional
                                               Number of Units   Contributions



                                 SERVICE MEMBERS

Member/Address                                    Class and
                                               Number of Units


                                      B-1